Exhibit 99.1

Ariba Reports Results for the Third Quarter of Fiscal Year 2006

On-demand offerings gain traction

SUNNYVALE, Calif., July 25, 2006 — Ariba®, Inc. (Nasdaq: ARBA), the leading spend management solutions provider, today announced results for the third quarter of fiscal year 2006 ended June 30, 2006.

Total revenues for the third quarter of fiscal year 2006 were $73.6 million, as compared to $77.7 million for the third quarter of fiscal year 2005. Software license revenues for the quarter were $6.1 million, as compared to $10.1 million for the third quarter of fiscal year 2005. Subscription and maintenance revenues for the quarter were $31.6 million, as compared to $30.2 million for the third quarter of fiscal year 2005. Within subscription and maintenance revenues, subscription software revenue was $13.3 million for the quarter, as compared to $11.8 million for the third quarter of fiscal year 2005. Services and other revenues for the quarter were $35.9 million, as compared to $37.4 million for the third quarter of fiscal year 2005.

Net loss for the third quarter of fiscal year 2006 was $31.5 million, or $0.48 per share, as compared to a net loss for the third quarter of fiscal year 2005 of $288.7 million, or $4.52 per share. The net loss for the third quarter of fiscal year 2006 included charges of $3.9 million for amortization of intangible assets, $11.4 million for stock-based compensation, and $24.4 million for lease-related restructuring costs. Excluding these items, non-GAAP net income was $8.2 million, or $0.12 per share.

“A year ago, Ariba embarked on an aggressive strategy to shift to an on-demand, subscription based business model. It’s been a significant undertaking on the part of our entire organization. But as evidenced by the growth in our on-demand customer base and subscription software revenue, we are beginning to realize the benefits,” said Bob Calderoni, CEO, Ariba. “We expect to see further on-demand growth as we continue to expand our solution set to enable large enterprises to transform their cost structures and businesses through spend management initiatives and reach further into the mid-market to provided companies just getting started in spend management with the technology, expertise and services they need to drive bottom-line results.”

Ariba Spend Management – The Solution of Choice

Companies around the world currently use Ariba solutions to manage their spend, including seven of the Fortune 10. According to a recent research report published by the Aberdeen Group, Ariba customers are leading the way when it comes to cost reduction, compliance and total spend under management.

During the third quarter, Ariba added 24 new customers, as companies of all sizes adopted Ariba spend management solutions. Overall, nearly 180 companies purchased Ariba Spend Management™ solutions during the third quarter, including: Caterpillar Inc., Commerzbank AG, Chevron Corporation, E*TRADE Bank, H.B. Fuller Company, Jindal Stainless, Metropolitan Government of Nashville and Davidson County, Tennessee, Novelis Inc., Payless Shoes, Pfizer Inc., Punjab Tractors Limited, Samsonite Corporation, Shared Healthcare Supply Services Ltd, Singer SVP Worldwide, Societe Generale, Sterlite Industries Limited, Target Corporation, The First American Corporation and Wal-Mart.

Ariba On-Demand – Expanding the Footprint

Ariba continued to innovate and expand its on-demand portfolio during the third quarter with the release of additional offerings that provide companies with the most comprehensive solutions available for managing the entire spend management process. In addition to Ariba Sourcing™ and Ariba Spend Visibility™ on-demand solutions, Ariba now offers Ariba Procure-to-Pay™, Ariba Electronic Invoice Presentment and Payment™, Ariba Travel and Expense™ and Ariba Contract Management™ in multi-tenant versions for its Basic and Professional customers.

The company also enhanced the sourcing and event engineering capabilities in its comprehensive portfolio of spend management services.

Ariba Supplier Network – Enhancing Connectivity

As part of its continued efforts to help companies manage the challenge of connecting and transacting business with their suppliers, Ariba released the Ariba Supplier Connectivity™ Adapter for the SAP NetWeaver platform at the end of the third quarter. The adapter is the latest in a series of off the shelf products designed to enable companies using ERP and other non-Ariba procurement systems to fully leverage Ariba Supplier Network™. Approximately 140,000 registered suppliers in 115 countries engaging in transactions worth more than $90 billion a year, Ariba Supplier Network is the world’s largest business transaction networks.

Ariba Tenth Anniversary – A Decade of Procurement Revolution

In September, Ariba will celebrate ten years since its founding. “Over the last decade, we have worked closely with companies who had the vision to embrace spend management to change the way business is done globally,” Calderoni said. “In many ways, we have succeeded. Procurement has been elevated from a back office function to a strategic business imperative leading the drive in savings but also operational excellence and business improvement. But we’ve only scratched the surface. As we look to the future, we will continue to innovate and provide companies with integrated solutions that address their most pressing business challenges and endeavor to strengthen our position as the leading provider of spend management solutions.”

Conference Call Information

Ariba will hold a conference call today at 2:00 p.m. PDT / 5:00 p.m. EDT to discuss its results for the third quarter of fiscal year 2006. To join the call, please dial (877) 407-8031 in the United States and Canada, or (201) 689-8031 if calling internationally. There will also be a live web broadcast available on the investor relations section of the company’s website at www.ariba.com or at www.vcall.com. A replay of this call will be available from approximately 5:00 p.m. PDT / 8:00 p.m. EDT today through Tuesday, August 1, 2006 by calling (877) 660-6853 in the United States and Canada or (201) 612-7415 internationally and entering account number: 286 and conference ID number: 208048.

# # #

Copyright © 1996 – 2006 Ariba, Inc.

Ariba, the Ariba logo, AribaLIVE and SupplyWatch are registered trademarks of Ariba, Inc. Ariba Spend Management, Ariba Spend Management. Find it. Get it. Keep it., Ariba. This is Spend Management, Ariba Solutions Delivery, Ariba Analysis, Ariba Buyer, Ariba Category Management, Ariba Category

Procurement, Ariba Contract Compliance, Ariba Contracts, Ariba Contract Management, Ariba Contract Workbench, Ariba Data Enrichment, Ariba eForms, Ariba Electronic Invoice Presentment and Payment, Ariba Invoice, Ariba Sourcing, Ariba Spend Visibility, Ariba Travel and Expense, Ariba Procure-to-Pay, Ariba Workforce, Ariba Supplier Network, Ariba Supplier Connectivity, Ariba Supplier Performance Management, Ariba PunchOut, Ariba QuickSource, PO-Flip, Ariba Settlement, Ariba Spend Management Knowledge Base, Ariba Ready, Ariba Supply Lines, Ariba Supply Manager, Ariba LIVE and It’s Time for Spend Management are trademarks or service marks of Ariba, Inc. Ariba Proprietary and Confidential. All rights reserved. Patents pending. All other trademarks are property of their respective owners.

Ariba Safe Harbor

Safe Harbor Statement under the Private Securities Litigation Reform Act 1995: Information and announcements in this release involve Ariba’s expectations, beliefs, hopes, plans, intentions or strategies regarding the future and are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to Ariba as of the date of the release, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to Ariba’s operating and financial results to differ materially from its current expectations include, but are not limited to: delays in development or shipment of new versions of Ariba’s products and services; lack of market acceptance of Ariba’s existing or future products or services; inability to continue to develop competitive new products and services on a timely basis; introduction of new products or services by major competitors; the ability to attract and retain qualified employees; difficulties in assimilating acquired companies; long and unpredictable sales cycles and the deferrals of anticipated orders; declining economic conditions; inability to control costs; changes in the company’s pricing or compensation policies; significant fluctuations in our stock price; the outcome of and costs associated with pending or potential future regulatory or legal proceedings; the impact of our acquisitions, including the disruption or loss of customer, business partner, supplier or employee relationships; and the level of costs and expenses incurred by Ariba as a result of such transactions. Factors and risks associated with its business, including a number of the factors and risks described above, are discussed in Ariba’s Form 10-K filed December 7, 2005 and in its Form 10-Q filed May 15, 2006.

Investor Contact:

Elaine Kitagawa

Ariba, Inc.

(650) 390-1000

ekitagawa@ariba.com

Media Contact:

Karen Master

Ariba, Inc.

(412) 719-0807

kmaster@ariba.com

Ariba, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited; in thousands)

	June 30, 2006	September 30, 2005
ASSETS
Current assets:
Cash and cash equivalents	$72,405	$60,909
Short-term investments	61,235	50,520
Restricted cash	1,550	1,381
Accounts receivable, net	35,015	41,890
Prepaid expenses and other current assets	12,364	10,080

Total current assets	182,569	164,780

Property and equipment, net	16,312	17,999
Long-term investments	—	2,731
Restricted cash, less current portion	30,300	31,894
Goodwill	326,101	328,692
Other intangible assets, net	28,957	41,562
Other assets	3,282	2,986

Total assets	$587,521	$590,644

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,030	$9,154
Accrued compensation and related liabilities	22,181	30,046
Accrued liabilities	20,293	22,458
Restructuring obligations	13,310	18,144
Deferred revenue	45,549	39,548
Deferred income - Softbank	13,577	13,368

Total current liabilities	125,940	132,718

Deferred rent obligations	22,824	22,184
Restructuring obligations, less current portion	84,989	68,356
Deferred revenue, less current portion	23,733	21,056
Deferred income - Softbank, less current portion	3,960	13,925

Total liabilities	261,446	258,239

Minority interests	—	—

Stockholders’ equity:
Common stock	149	143
Additional paid-in capital	5,019,246	5,023,965
Deferred stock-based compensation	—	(35,537)
Accumulated other comprehensive income	3,595	3,011
Accumulated deficit	(4,696,915)	(4,659,177)

Total stockholders’ equity	326,075	332,405

Total liabilities and stockholders’ equity	$587,521	$590,644

Ariba, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited; in thousands, except per share data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2006	2005	2006	2005
Revenues:
License	$6,075	$10,070	$18,832	$39,807
Subscription and maintenance	31,619	30,213	94,008	92,865
Services and other	35,939	37,432	110,766	113,240

Total revenues	73,633	77,715	223,606	245,912

Cost of revenues:
License	306	998	1,373	2,746
Subscription and maintenance	8,082	7,251	23,491	22,079
Services and other	33,035	31,400	97,330	94,822
Amortization of acquired technology and customer intangible assets	3,696	4,907	12,005	14,888

Total cost of revenues	45,119	44,556	134,199	134,535

Gross profit	28,514	33,159	89,407	111,377

Operating expenses:
Sales and marketing	22,330	22,824	55,469	70,690
Research and development	12,333	12,101	37,080	37,683
General and administrative	6,973	7,044	24,138	25,148
Other income - Softbank	(3,396)	(3,350)	(10,190)	(6,145)
Amortization of other intangible assets	200	200	600	598
Restructuring and integration costs	24,376	34,570	25,379	38,669
Goodwill impairment	—	247,830	—	247,830
Litigation provision	—	—	—	37,000

Total operating expenses	62,816	321,219	132,476	451,473

Loss from operations	(34,302)	(288,060)	(43,069)	(340,096)
Interest and other income, net	3,138	349	5,974	3,604

Net loss before income taxes and minority interests	(31,164)	(287,711)	(37,095)	(336,492)
Provision for income taxes	318	1,005	643	5,849
Minority interests in net income of consolidated subsidiaries	—	(1)	—	17

Net loss	$(31,482)	$(288,715)	$(37,738)	$(342,358)

Net loss per share - basic and diluted	$(0.48)	$(4.52)	$(0.58)	$(5.40)
Weighted average shares - basic and diluted	65,817	63,839	65,493	63,355

Ariba, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations (1)

(Unaudited; in thousands, except per share data)

	Three Months Ended June 30,			Three Months Ended June 30,
	2006 Reported	Adj	2006 Non- GAAP	2005 Reported	Adj	2005 Non- GAAP
Revenues:
License	$6,075	$—	$6,075	$10,070	$—	$10,070
Subscription and maintenance	31,619	—	31,619	30,213	—	30,213
Services and other	35,939	—	35,939	37,432	—	37,432

Total revenues	73,633	—	73,633	77,715	—	77,715

Cost of revenues:
License	306	—	306	998	—	998
Subscription and maintenance (2)	8,082	(662)	7,420	7,251	(212)	7,039
Services and other (2)	33,035	(2,642)	30,393	31,400	(917)	30,483
Amortization of acquired technology and customer intangible assets (3)	3,696	(3,696)	—	4,907	(4,907)	—

Total cost of revenues	45,119	(7,000)	38,119	44,556	(6,036)	38,520

Gross profit	28,514	7,000	35,514	33,159	6,036	39,195

Operating expenses:
Sales and marketing (2)	22,330	(3,950)	18,380	22,824	(1,284)	21,540
Research and development (2)	12,333	(1,750)	10,583	12,101	(329)	11,772
General and administrative (2)	6,973	(2,427)	4,546	7,044	(680)	6,364
Other income - Softbank	(3,396)	—	(3,396)	(3,350)	—	(3,350)
Amortization of other intangible assets (3)	200	(200)	—	200	(200)	—
Restructuring and integration costs (4)	24,376	(24,376)	—	34,570	(34,570)	—
Goodwill impairment (5)	—	—	—	247,830	(247,830)	—

Total operating expenses	62,816	(32,703)	30,113	321,219	(284,893)	36,326

(Loss) income from operations	(34,302)	39,703	5,401	(288,060)	290,929	2,869
Interest and other income, net	3,138	—	3,138	349	—	349

(Loss) income before income taxes and minority interests	(31,164)	39,703	8,539	(287,711)	290,929	3,218
Provision for income taxes	318	—	318	1,005	—	1,005
Minority interests in net income of consolidated subsidiaries	—	—	—	(1)	—	(1)

Net (loss) income	$(31,482)	$39,703	$8,221	$(288,715)	$290,929	$2,214

Net (loss) income per share
Basic	$(0.48)		$0.12	$(4.52)		$0.03
Diluted	$(0.48)		$0.12	$(4.52)		$0.03
Weighted average shares
Basic	65,817		65,817	63,839		63,839
Diluted	65,817		70,745	63,839		63,839

(1)	To supplement our financial results presented on a GAAP basis, we use non-GAAP measures of net income and earnings per share, which exclude expenses that we believe are helpful in understanding our past financial performance and prospects for the future. Management uses the non-GAAP financial results as one factor in its planning and forecasting of future periods. The non-GAAP financial results are presented here with the intent of providing additional information about our operating results and trends. We believe the non-GAAP measures are useful in that they enable investors to compare our results to our performance in periods prior to our acquistions. The presentation of non-GAAP financial results is not meant to be considered in isolation or as a substitute for net income or earnings per share prepared in accordance with GAAP. Investors should be aware that non-GAAP measures have inherent limitations and should be read only on conjunction with our consolidated financial statements prepared in accordance with GAAP.
(2)	Non-GAAP adjustment represents stock-based compensation associated with stock options and restricted shares issued to executive officers and employees.
(3)	Non-GAAP adjustment represents the amortization of intangible assets in connection with our acquisitions.
(4)	Non-GAAP adjustment primarily reflects adjustments to lease abandonments and severance and related benefits.
(5)	Non-GAAP adjustment represents the impairment of Goodwill.